CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL BOARD OF DIRECTORS APPOINTS DEBRA S. OLER AS DIRECTOR

Plymouth, Michigan, March 4, 2020 — Horizon Global Corporation (NYSE: HZN), the world’s leading manufacturer of branded towing and trailering equipment, announced today that the Company’s Board of Directors increased the size of the Board from eight to nine directors, and appointed Debra S. Oler as a Director, effective immediately. Ms. Oler was also appointed to the Board’s Compensation Committee and Corporate Governance and Nominating Committee.
John C. Kennedy, Chair of Horizon Global’s Board of Directors, stated, “We are pleased to announce Deb’s appointment to the Board. Deb is a proven leader with substantial commercial experience, including, notably, in the aftermarket and e-commerce sales channels. We look forward to Deb’s immediate contributions to the Board.”
Ms. Oler served as senior vice president/president, North American sales and service for W.W. Grainger, Inc. (“Grainger”), a leading global supplier of maintenance, repair and operating supplies for businesses and institutions, from 2014 until her retirement at the end of 2019. Ms. Oler joined Grainger in 2002 and held several roles with increasing responsibility from 2002 to 2014. Ms. Oler currently serves on the board of directors of Pool Corporation, a position she has held since October 30, 2018.

About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage our employees and create value for our shareholders. Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Reese, Tekonsha, and Westfalia. Horizon Global has approximately 3,600 employees. For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to; the Company’s ability to meet its covenants in the agreements governing its debt, or obtain any amendments or waivers thereto; the Company’s ability to successfully refinance all or a portion of its secured debt; the Company’s ability to maintain compliance with the New York Stock Exchange’s continued listing standards; the Company’s leverage; liabilities imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions, including the impact of any tariffs, quotas or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of our Action Plan, including the actual amount of savings and timing thereof; the success of our business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company's exposure to product liability claims from customers and end users, and the costs associated therewith; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.